Exhibit 99.1
Tallgrass Energy Reports Strong Third Quarter 2018 Results

•	Net Income, Adjusted EBITDA and Cash Available for Dividends of $59.6 million, $220.4 million and $183.0 million respectively

•	Cash Available for Dividends of $0.6500 per share, Declared Dividend of $0.5100 per share, resulting in dividend coverage of 1.28x

•
Tallgrass (BBB-/stable; BB+/positive; Ba2/stable) financial leverage of approximately 3.6x; REX (BBB-/stable; BBB-/stable; Ba1/stable) financial leverage of approximately 2.9x and proportionally consolidated (REX) financial leverage results in approximately 4.8x at TGE as of Sept. 30, 2018

•
REX continues to experience high capacity utilization with average daily long-haul throughput volumes in excess of 4.1 Bcf/d for the third quarter of 2018 with peak throughput of approximately 4.9 Bcf/d during the quarter

•
Pony Express continues to experience high capacity utilization with average daily long-haul throughput volumes of approximately 340,000 bbls/d during the third quarter of 2018; September 2018 and October 2018 (estimated) average daily throughput prorated at approximately 358,000 and 364,000 bbls/d respectively and nominations for November 2018 were in excess of 420,000 bbls/d

LEAWOOD, Kan.--(BUSINESS WIRE)--Oct. 31, 2018--Tallgrass Energy, LP (NYSE: TGE) ("TGE") today reported financial and operating results for the third quarter of 2018.
"Again this quarter our teams demonstrated a continued commitment to operating our assets safely and efficiently, delivering outstanding operating and financial results," said President and CEO David Dehaemers Jr. "We remain focused on improving our cost of capital and delivering projects that serve our customers and grow our business. Our recent announcements on the Powder River Gateway, the Seahorse Pipeline and the Plaquemines Liquids Terminal are examples of projects that will continue to develop the country’s midstream infrastructure, and from which our customers and shareholders will benefit."
Third Quarter Dividend
As previously announced, the board of directors of TGE's general partner declared a quarterly cash dividend of $0.5100 per Class A share for the third quarter of 2018. This quarterly dividend represents $2.04 per Class A share on an annualized basis, a sequential increase of 2.5 percent from the second quarter 2018 dividend and an increase of 43.7 percent from the third quarter 2017 dividend. The quarterly dividend will be paid on Nov. 14, 2018, to Class A shareholders of record as of the close of business on Oct. 31, 2018.

Tallgrass Energy, LP Summary Financial Information

Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
(in thousands, except coverage and per unit data)	As Reported(1)	Pro Forma(2)	As Reported(1)

Net income	$118,712	$330,989	$342,726
Net income attributable to noncontrolling interests	(59,162)	(170,001)	(265,378)
Net income attributable to TGE	$59,550	$160,988	$77,348
Add:
Interest expense, net	34,019	95,062	57,208
Depreciation and amortization expense(3)	27,356	80,504	45,794
Distributions from unconsolidated investments	100,720	282,803	198,019
Deficiency payments, net(3)	3,468	14,592	7,205
Non-cash compensation expense(4)	2,767	6,770	4,738
Loss on debt retirement	2,245	2,245	2,245
Deferred income tax expense	11,997	47,235	35,498
Net income attributable to Exchange Right Holders	57,780	165,590	145,169
Less:
Equity in earnings of unconsolidated investments	(76,268)	(222,857)	(153,235)
Gain on disposal of assets(3)	(279)	(9,417)	(3,388)
Non-cash gain related to derivative instruments(3)	(2,993)	(4,218)	(3,306)
Adjusted EBITDA(5)	$220,362	$619,297	$413,295
Less:
Cash interest cost	(32,728)	(91,292)	(54,909)
Maintenance capital expenditures, net(3)	(4,638)	(15,189)	(8,409)
Cash Available for Dividends(5)	$182,996	$512,816	$349,977
Less:
Dividends to Class A (TGE)	(79,717)	(185,085)
Dividends to Class B (Exchange Right Holders)	(63,183)	(187,293)
Distribution to TEP public unitholders	—	(46,391)
Amounts in excess of dividends	$40,096	$94,047
Dividend coverage	1.28	x	1.22	x

Class A shares outstanding(6)	156,309	156,309
Class B shares outstanding(6)	123,888	123,888
Total Shares outstanding	280,197	280,197

Cash Available for Dividend per share	$0.6500	$1.8300
Dividend per share	$0.5100	$1.4950

(1)
As reported amounts presented are based on actual Tallgrass Equity, LLC ("Tallgrass Equity") ownership in Tallgrass Energy Partners, LP ("TEP") net of noncontrolling interests associated with the TEP common units held by the public prior to the closing of the TEP Merger Transaction, which was effective June 30, 2018.

(2) Indicated amounts presented for the nine months ended Sept. 30, 2018, are on a pro forma basis (excluding dividend/distribution figures, dividend coverage figures and Class A and Class B shares outstanding) assuming that our combination transaction with TEP (the "TEP Merger Transaction") had closed on Jan. 1, 2018.

(3)	Net of noncontrolling interest in operating assets.

(4)
Represents TGE's portion of non-cash compensation expense related to Equity Participation Shares and TEP Equity Participation Units, excluding amounts allocated to Tallgrass Development, LP ("TD") prior to the merger of TD into Tallgrass Development Holdings, LLC, a wholly-owned subsidiary of Tallgrass Equity, on Feb. 7, 2018.

(5)	Adjusted EBITDA and Cash Available for Dividends are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

(6)	Class A and B shares represent the actual number of shares as of the dividend record date for the third quarter 2018.
Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss third quarter 2018 results at 3:30 p.m. Central Time on Wednesday, Oct. 31, 2018. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.
Tallgrass Energy, LP Merger Adjusted Segment Overview(1)
The following summary provides a reconciliation of the operating income and Segment Adjusted EBITDA for each of our reporting segments with the amounts adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. Merger Adjusted Segment Adjusted EBITDA is a Non-GAAP Measure. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Natural Gas Transportation
Operating income	$17,372	$17,016	$53,638	$49,910
Add:
Depreciation and amortization expense	4,861	4,794	14,539	14,369
Distributions from unconsolidated investment	98,503	138,132	278,142	227,547
Other income, net	697	455	2,251	807
Less:
Non-cash gain related to derivative instruments	—	—	—	(116)
Merger Adjusted Segment Adjusted EBITDA(3)	$121,433	$160,397	$348,570	$292,517

Less:
Merger Adjustments	—	(91,732)	(95,401)	(158,981)
Segment Adjusted EBITDA as Reported in 9/30/18 10Q	$121,433	$68,665	$253,169	$133,536

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Crude Oil Transportation
Operating income	$69,295	$51,478	$181,536	$145,462
Add:
Depreciation and amortization expense(2)	13,627	13,027	40,499	39,673
Non-cash loss (gain) related to derivative instruments(2)	—	202	—	(432)
Deficiency payments, net (2)	4,645	5,016	11,619	25,719
Less:
Adjusted EBITDA attributable to noncontrolling interests	—	(1,024)	(350)	(2,895)
Merger Adjusted Segment Adjusted EBITDA(3)	$87,567	$68,699	$233,304	$207,527

Less:
Merger Adjustments	—	(31,274)	(82,361)	(101,743)
Segment Adjusted EBITDA as Reported in 9/30/18 10Q	$87,567	$37,425	$150,943	$105,784

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Gathering, Processing & Terminalling
Operating income	$9,680	$9,045	$38,707	$20,928
Add:
Depreciation and amortization expense(2)	7,688	5,651	22,474	13,852
Non-cash (gain) loss related to derivative instruments	(2,993)	486	(4,218)	764
Gain on disposal of assets(2)	(279)	—	(9,417)	(1,319)
Distributions from unconsolidated investments	2,217	696	4,661	1,963
Deficiency payments, net	(1,566)	(2,728)	1,811	920
Other income (expense), net	314	(1)	314	142
Less:
Adjusted EBITDA attributable to noncontrolling interests	(1,382)	(389)	(4,061)	(346)
Merger Adjusted Segment Adjusted EBITDA(3)	$13,679	$12,760	$50,271	$36,904

Less:
Merger Adjustments	—	(14,147)	(20,269)	(26,457)
Segment Adjusted EBITDA as Reported in 9/30/18 10Q	$13,679	$(1,387)	$30,002	$10,447

(1)	Segment reporting does not include corporate general and administrative costs or intersegment eliminations.

(2)	Net of noncontrolling interest in operating assets.

(3)	Represents Adjusted EBITDA which is a non-GAAP measure. For additional detail see "Non-GAAP Measures" below.

Rockies Express Pipeline LLC Summary Financial Information
TEP acquired a 25 percent interest in Rockies Express Pipeline LLC ("REX") effective May 6, 2016, and an additional 24.99 percent interest in REX effective March 31, 2017. Tallgrass Equity acquired a 25.01 percent interest in REX effective Feb. 7, 2018. The financial results of TGE subsequent to Feb. 7, 2018, include its aggregate 75 percent membership interest in REX. The table below is a reconciliation of REX's Adjusted EBITDA and Distributable Cash Flow for the three and nine months ended Sept. 30, 2018 and 2017, presented to provide additional information on REX's financial results. REX's Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Rockies Express Pipeline LLC
Net income	$90,709	$233,990	$270,339	$371,185
Add:
Interest expense, net	34,079	42,102	117,532	125,979
Depreciation and amortization expense	54,832	54,761	164,656	163,560
Other non-cash loss	2,769	—	2,769	—
Less:
Change in contract asset	(15,575)	—	(46,725)	—
Adjusted EBITDA	166,814	330,853	508,571	660,724
Less:
Cash interest cost	(33,345)	(41,267)	(115,130)	(123,476)
Maintenance capital expenditures	(2,948)	(2,386)	(13,970)	(9,326)
Distributable Cash Flow	$130,521	$287,200	$379,471	$527,922

Distributions to Members	$(131,358)	$(276,508)	$(385,906)	$(515,613)
Contributions from Members	$554,454	$23,334	$560,873	$72,394
Financial Leverage(1)	2.94x	3.03x	2.94x	3.03x
(1) Calculated in accordance with the definitions in REX's revolving credit facility.

Tallgrass Energy, LP Financial Statements
TGE's financial statements for the quarter ended Sept. 30, 2018 will be available in TGE's quarterly report on Form 10-Q that is expected to be filed with the Securities and Exchange Commission on Wednesday, Oct. 31, 2018.
Non-GAAP Measures
Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow are non-GAAP supplemental financial measures that TGE management and external users of our consolidated financial statements and financial statements of our subsidiaries and unconsolidated investments, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded midstream infrastructure companies, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make dividends to our shareholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow should not be considered alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow be considered alternatives to available cash or other definitions in our partnership agreement. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We generally define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments and deficiency payments received from or utilized by our customers. In addition, Adjusted EBITDA at Rockies Express excludes the impact of other non-cash gains or losses and includes the impact of the change in contract asset, which represents the cumulative amount by which the revenue recognized exceeds the actual cash collected from the customer. We also use Cash Available for Dividends and Distributable Cash Flow, which we generally define as Adjusted EBITDA, less cash interest costs, maintenance capital expenditures, distributions to noncontrolling interests in excess of earnings allocated to noncontrolling interests, and certain cash reserves permitted by our governing documents. Adjusted EBITDA and Cash Available for Dividends are both calculated and presented at the Tallgrass Equity level, before consideration of noncontrolling interest associated with the Exchange Right Holders or calculating distributions from Tallgrass Equity to us, on one hand, and to the Exchange Right Holders, on the other. We believe calculating these measures at Tallgrass Equity provides investors the most complete picture of our overall financial and operational results and provides a consistent metric for period over period comparisons that is not impacted by any future exercises by the Exchange Right Holders of the right to exchange TGE Class B Shares and Tallgrass Equity Units for an equal number of TGE Class A Shares (the "Exchange Right"), which does not have a dilutive effect on TGE's net income per share. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
In this press release we have also presented Merger Adjusted Segment Adjusted EBITDA for each of our reporting segments. We define Merger Adjusted Segment Adjusted EBITDA as Adjusted EBITDA for such segment as adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. We believe that the presentation of this measure on a merger adjusted basis provides useful information to investors in assessing our financial condition and results of operations for each of our reporting segments because the accounting treatment of our ownership interests in TEP prior to the TEP Merger Transaction and the impact of non-controlling interests for the period was significantly impacted by the TEP Merger Transaction during the period but is not representative of the comparable measures during our historical periods. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Tallgrass Energy, LP Merger Adjusted Segment Overview" above.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include estimated average daily throughput on Pony Express for October 2018 and the feasibility, cost, execution, in-service timing, capabilities, and expected benefits of the Powder River Gateway, the Seahorse Pipeline and the Plaquemines Liquids Terminal projects. Forward-looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TGE and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TGE's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TGE based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TGE's financial performance and results, availability of sufficient cash flow to pay dividends and execute its business plan, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
About Tallgrass Energy
Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation's most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.

CONTACT:
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(303) 763-3568
phyllis.hammond@tallgrassenergylp.com